176


                          REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT, dated as of July 31, 1996, among Reinhold Industries, Inc., a Delaware corporation (the "Company"), and that certain trust (the "Creditors' Trust") established pursuant to the Debtor's Fourth Amended Plan of Reorganization as modified ("Plan") of Keene Corporation, which Plan has been filed by Keene Corporation in United States Bankruptcy Court for the Southern District of New York (Case No. 93 B 46090) and confirmed by the United States District Court for the Southern District of New York by order entered on June 1, 1996.

         1. Background. This Agreement is entered into pursuant to the Plan. This Agreement shall become effective upon the issuance of the Class B New Common Stock by Reinhold to the Creditors' Trust.

         2. Registration under Securities Act.

         2.1. Registration on Request. (a) Request. At any time subsequent to the date occurring two (2) years following the Effective Date (as defined in the Plan), the Creditors' Trust shall have the right to request in writing that the Company use its best efforts to effect the registration under the Securities Act of all or part of such holder's Registrable Securities; provided, however, that the Company shall not be obligated to effect more than two registrations pursuant to this Section 2.1 and not more than one registration in any twelve
(12) month period. The Company will use its best efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register.

         (b) Registration of Other Securities. Whenever the Company shall effect a registration pursuant to this Section 2.1, no securities other than Registrable Securities shall be included among the securities covered by such registration unless the managing underwriter of such offering shall have advised the Creditors' Trust that the inclusion of such other securities would not adversely affect such offering.

         (c) Registration Statement Form. Registrations under this Section 2.1 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and as shall be reasonably acceptable to the Creditors' Trust; provided, however, that Form S-1 or any comparable successor form shall be deemed acceptable and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in their request for such registration.

         (d) Expenses. The Company will pay all Registration Expenses incurred in connection with the two registration requests pursuant to this Section 2.1, other than the fees and expenses of counsel to the Creditors' Trust or the fees and expenses of any other person retained by the Creditors' Trust and the underwriting discounts and commissions and transfer taxes allocable to the Registrable Securities being sold.

         (e) Effective Registration Statement. A registration requested pursuant to this Section 2.l shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective and, unless all the securities registered thereby are theretofore sold, has remained effective for at least 90 consecutive days, (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, and the Registrable Securities covered thereby have not been sold, or
(iii) if the conditions to closing on the part of the underwriter with respect to the Company specified in the selling agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived by the underwriters. The Company shall not register the Registrable Securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, or any like registration form.

         (f) Underwriters. If any registration effected pursuant to this Section
2.1 shall be a firm commitment or best efforts underwritten public offering, the managing underwriter or underwriters thereof shall be selected by the Creditors' Trust with the consent of the Company, which consent will not be unreasonably withheld.

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         (g) Apportionment in Registrations  Requested. If, in connection with a registration requested pursuant to this Section 2.1, the managing underwriter shall advise the Company in writing that, in its opinion, marketing factors require a delay in the offering or a limitation of the number of shares to be underwritten below the number of shares requested to be included in such registration or the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the Creditors' Trust requested to be included in such registration, the Company will include in such registration the number of shares that the Company is so advised can be sold in such offering. In connection with any registration as to which the provisions of this clause (g) apply, no
securities  other  than   Registrable   Securities  shall  be  covered  by  such
registration and if the aforesaid results in the exclusion of in excess of 50% of the Registrable Securities originally sought to be registered and the holders of Registrable Securities elect not to proceed, the request shall not be counted for purposes of determining the number of registrations pursuant to Section 2.1 hereof. If a registration pursuant to this clause (g) includes securities of other persons in accordance with Section 2.1(b) hereof and the managing underwriter concludes that preceding criteria is appropriate, the securities proposed to be included by such other persons shall be eliminated from the offering prior to effecting any reduction in the number of Registrable Securities to be included by the Creditors' Trust.

         (h) (i) Within one hundred twenty (120) days immediately following the receipt of a request by the Creditors' Trust pursuant to Section 2.1 and prior to the effective date of any registration statement filed pursuant to this
Section 2.1 or (ii) if the Company shall furnish a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company or its stockholders for such registration statement to be filed on or before the date filing would be required and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer the filing of the registration statement for a period of not more than one hundred twenty (120) days; provided, however, that the Company may not utilize such right more than once in any twelve (12) month period.

         2.2. Incidental Registration. (a) Right to Include Registrable Securities. If the Company at any time proposes to register any of its Class A New Common Stock or any other equity securities of the Company under the Securities Act (other than by a registration on Form S-8 or Form S-4 or any successor or similar form, in connection with a merger or acquisition of a business or assets or similar transaction), whether or not for sale for its own account, it will each such time give prompt written notice to the Creditors' Trust of its intention to do so and of the Creditors' Trust's rights under this
Section 2.2. Upon the written request of the Creditors' Trust made within thirty
(30) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use reasonable diligence to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register, provided that the number of shares of Registrable Securities of the Creditor's Trust shall not exceed the number of shares of Class A New Common Stock which the Company then intends to register; provided, further, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to the Creditors' Trust and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in

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                                      178


connection therewith), without prejudice, however, to the rights of the Creditors' Trust to request that such registration be effected as a registration under Section 2.1, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Section 2.2 shall relieve the Company of its obligation to effect any registration upon request under Section 2.1. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.2, other than the fees and expenses of counsel to the Creditors' Trust or the fees and expenses of any other person retained by the Creditors' Trust and the underwriting discounts and commissions and transfer taxes allocable to the Registrable Securities being sold.

         (b) Apportionment in Incidental Registrations. If (i) registration pursuant to this Section 2.2 involves an underwritten offering of the securities being registered, whether or not for sale for the account of the Company, to be distributed (on a firm commitment or best efforts basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, and (ii) the managing underwriter of such underwritten offering shall inform the Company (who shall immediately notify the Creditors' Trust) of its belief that marketing factors require a delay in the offering or a limitation of the number of shares to be underwritten below the number of shares requested to be included in such registration or the number of securities requested to be included in such registration exceeds the number which can be sold in (or during the time of) such offering, or within a price range acceptable to it and the Company, then the Company may include all securities proposed by the Company to be sold for its own account and may decrease the number of Registrable Securities and other securities of the Company so proposed to be sold and so requested to be included in such registration by the Creditors' Trust to the extent necessary to reduce the number to be included in the registration to the level recommended by the managing underwriter.

         2.3. Registration Procedures. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.1 and 2.2, the Company will as expeditiously as possible:

               (i) prepare and (as soon thereafter as possible or in any event no later than ninety (90) days after the end of the period within which requests for registration may be given to the Company or such longer period as the Company shall in good faith require to produce the financial statements required in connection with such registration) file with the Commission the requisite registration statement to effect such registration and thereafter use its best efforts to cause such registration statement to become effective, provided that the Company may discontinue any registration of its securities which are not Registrable Securities (and, under the circumstances specified in Section 2.2(a), its securities which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto;

               (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for at least ninety (90) consecutive days and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

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                                      179


               (iii) furnish to the Creditors' Trust to the extent that it is selling shares covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits, but only one copy thereof), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request;

               (iv) use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities of blue sky laws or such jurisdictions as the managing underwriter shall request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities to be sold by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

               (v) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

               (vi) furnish to the Creditors' Trust to the extent that it is selling shares, except as provided in (y) below (and the underwriters, if any);

                         (x) a signed copy, addressed to each seller of Registrable Securities, of the opinion of counsel for the Company delivered to the underwriters or other purchasers under the underwriting or like agreement, and

                         (y) a signed copy of any  "comfort"  letter,  dated the
                    effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, addressed to each seller, to the extent the same can be reasonably obtained, and addressed to the underwriters, if any, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters, and, in the case of the legal opinion, such other legal matters, as such seller or such holder (or the underwriters, if any) may reasonably request; provided, however, that in an underwritten public offering, the sellers of Registrable Shares shall accept a signed copy of the comfort letter delivered to and accepted by the underwriters;

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                                      180


               (vii) notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller or holder promptly prepare and furnish to such seller or holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

               (viii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen (18) months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of
          Section 11(a) of the Securities Act, and will furnish to each such seller at least two business days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which any such seller shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

               (ix) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; and

               (x) use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the Registrable Securities is then listed.

The Company may require the Creditors' Trust to furnish the Company in writing such information regarding the Creditors' Trust and the distribution of such securities as the Company may from time to time reasonably request.

         The Creditors' Trust agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision (vii) of this Section 2.3, it will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (vii) of this Section 2.3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in its possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.


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                                      181


         2.4. Underwritten Offerings. (a) Requested Underwritten Offerings. If requested by the underwriters for any offering pursuant to a registration requested  under  Section  2.1,  the  Company  will enter  into an  underwriting agreement with such underwriters for such offering, such agreement to be satisfactory in substance and form to the Company and to the Creditors' Trust and the underwriters and to contain such representations and warranties by the Company and the Creditors' Trust and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 2.6. The Creditors' Trust will cooperate with the Company in the negotiation of the underwriting agreement and will give consideration to the reasonable requests of the Company regarding the form thereof, provided that nothing herein contained shall diminish the foregoing obligations of the Company.

         (b) Incidental Underwritten Offerings. If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by Section 2.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by the Creditors' Trust as provided in Section 2.2 and subject to the provisions of
Section 2.2(b), arrange for such underwriters to include all the Registrable Securities to be offered and sold by the Creditors' Trust among the securities to be distributed by such underwriters.

         (c) In connection with any  underwritten  offering  described in either
Section 2.4(a) or (b) hereof, the holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law.

         2.5. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the Creditors' Trust and its counsel the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

         2.6. Indemnification. (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless the Creditors' Trust, its trustees, employees and agents, each other Person who participates as an underwriter in the offering or sale of such securities and such other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or any such trustee, employee, agent, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or

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                                      182


proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such seller and each such trustee, employee, agent, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company in writing by or on behalf of a seller for use in the preparation thereof and, provided further that the Company shall not be liable to any Person who participates as an underwriter, in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriters within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by on or behalf of such seller or any such trustee, employee, agent, underwriter or controlling person and shall survive the transfer of such securities by such seller.

         (b) Indemnification by Creditors' Trust. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 2.3, that the Company shall have received an undertaking satisfactory to it from the prospective seller of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 2.6) the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company in writing by or on behalf of the Creditors' Trust, specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller.

         (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 2.6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations

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under the preceding  subdivisions of this Section 2.6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified party and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; provided, however, that all indemnified parties with respect to a claim shall have the right to employ one separate counsel in connection with their participation in the defense of such claim and the fees and expenses of such counsel shall be paid by the indemnifying party if, but only if, in the reasonable judgment of such indemnified parties, based upon the written advice of counsel, a conflict of interest exists between such indemnified parties and the indemnifying party with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

         (d) Other Indemnification. Indemnification and/or contribution similar to that specified in the subdivisions of this Section 2.6 (with appropriate modifications) shall be given by the Company and the Creditors' Trust with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority other than the Securities Act.

         (e) Indemnification Payments. The indemnification and/or contribution required by this Section 2.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

         (f) Lock-up. The underwriter for any offering of the Company's securities to the general public shall have the option to restrict the sale of any of the Company's Common Stock, or Securities exchangeable therefor, by the Company (except for securities subject to a registration on Form S-8) other than securities registered in such offering, for a period of up to 120 days from the effective date of any such offering.

         (g) Contribution.  If the indemnification  provided for in this Section
2.6 shall for any reason be held by a court to be unavailable to an indemnified party under subparagraph (a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under subparagraph (a) or (b) hereof, the indemnified party and the indemnifying party under subparagraph (a) or (b) hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the Company and the prospective sellers of Registrable Securities covered by the registration statement which resulted in such loss, claim, damage or liability, or action in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company and such prospective sellers from the offering of the securities covered by such registration statement. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Such prospective sellers' obligations to contribute as provided in this subparagraph (d) are several in proportion to the relative value of their respective Registrable Securities covered by such registration statement and not joint. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld.

         3. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

         Commission: The Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

         Class A New Common Stock: Class A New Common Stock, $.01 par value per share, of the Company.

         Class B New Common Stock: Class B New Common Stock, $.01 par value per share, of the Company.

         Company: Reinhold Industries, Inc., a Delaware corporation.

         Exchange Act: The Securities Exchange Act of 1934, as amended.

         Person: A corporation, an association, a partnership, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

         Registrable Securities: Any shares of Class B New Common Stock owned by the Creditors' Trust, which shall be converted into Class A New Common Stock upon registration or any shares of Class A New Common Stock owned by a Transferee, provided that the Creditors' Trust expressly assigned its rights under this Registration Agreement to such Transferee, but in no event shall the Registrable Securities subject to this Agreement in the hands of such Transferee exceed the number of shares of Class B New Common Stock assigned or transferred by the Creditors' Trust to such Transferee (which shares were converted into Class A New Common Stock upon such assignment or transfer). Registrable Securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company or (d) they shall have ceased to be outstanding.

         Registration Expenses: All expenses incident to the Company's performance of or compliance with Section 2, including, without limitation, all registration, filing and National Association of Securities Dealers, Inc. fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, the fees and disbursements of one counsel retained by the Creditors' Trust provided, however, that Registration Expenses shall not include underwriting, discounts and commissions and transfer taxes, if any.

         Securities Act: The Securities Act of 1933, as amended.

         Transferee: Any Person to which the Creditors' Trust has conveyed, assigned or transferred at least 200,000 shares of Common Stock.

         4. Rule 144. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company will file the reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, will, upon the request of any holder of Registrable Securities, use its best efforts to make publicly available other information) and will use its best efforts to take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

         5. Term. This Agreement and the rights of the parties hereunder shall commence on the Effective Date and shall terminate on the tenth anniversary following such Effective Date.

         6. Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited or to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Creditors' Trust.

         7. Notices. All communications provided for hereunder shall be sent by first-class mail and (a) if addressed to the Creditors' Trust, c/o Hughes, Hubbard & Reed, One Battery Park Plaza, New York, 10004-1482, attention: George
A. Davidson, Esq., or (b) if addressed to the Company, 1287 East Imperial Highway, Santa Fe Springs, California 90670, attention: President.

         8. Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

         9. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

         10. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

         11. Counterpart. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                              REINHOLD INDUSTRIES, INC.


                              By: /s/ Michael T. Furry
                                  ---------------------------------------------
                                               Authorized Officer



                              CREDITORS' TRUST


                              By: /s/ Richard A. Lippe
                                  ---------------------------------------------
                                               Managing Trustee